UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2012

Corning Incorporated

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York		14831
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 607-974-9000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Press Release of Corning Incorporated (“Company”) dated October 26, 2012 (“Press Release”) relating to the tender offer and redemption (each described below) is furnished as Exhibit 99.1. The information in the attached Press Release is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On October 26, 2012, the Company announced that it has commenced a cash tender offer for up to $75 million aggregate principal amount of its 8.875% Debentures due 2021, 8.875% Debentures due 2016, and 6.75% Debentures due 2013 on the terms and subject to the limits and conditions set forth in an Offer to Purchase dated October 26, 2012. The Company also announced the redemption of $174 million aggregate principal amount of its 5.90% Debentures due 2014, and its 6.20% Debentures due 2016, at the make-whole amount specified in the debentures.

The information contained in this report shall not constitute a notice of redemption of the debentures or a tender offer to purchase or a solicitation of acceptance of a tender offer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

October 26, 2012	By:	/s/ Denise A. Hauselt
	Name:	Denise A. Hauselt
	Title:	Vice President, Secretary and Assistant General Counsel